As filed with the Securities and Exchange Commission on April 22, 2011

                            Registration No. 333-173212

                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                            ___________________________

                         PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                     Form S-3



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ___________________________

                                 DATARAM CORPORATION
_____________________________________________________________________________
              (Exact name of registrant as specified in its charter)

     New Jersey                                              22-1831409
_____________________________________________________________________________
 (State or other jurisdiction of        (I.R.S.  Employer Identification No.)
  incorporation or organization)

     P.O. Box 7528, Princeton, NJ                                     08543
_____________________________________________________________________________
 (Address of principal executive offices)                          (Zip Code)

                                   (609) 799-0071
_____________________________________________________________________________
                 (Registrant's telephone number, including area code)

                              Agent For Service

                              MARK E. MADDOCKS
                             Dataram Corporation
                        186 Princeton-Hightstown Road
                        West Windsor, New Jersey 08550
                               (609) 799-0071

                               With Copies To:

                            THOMAS J. BITAR, ESQ.
                        Dillon, Bitar & Luther, L.L.C.
                          200 Park Avenue, Suite 301
                            Florham Park, NJ 07932
                                (973) 539-3100


Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

      Large accelerated filer [ ]           Accelerated filer [ ]
      Non-accelerated filer [ ]           Smaller reporting company [x]




CALCULATION OF REGISTRATION FEE

Title of Each Class of            Proposed Maximum            Amount of
Securities to be Registered           Aggregate             Registration Fee
                                    Offering Price

      Offering:

Common Stock,
$1.00 par value per share               (2)                      -


Debt Securities                         (2)                      -

Warrants                                (2)                      -

Units                                   (2)                      -

Total Offering                     $20,000,000.00           $2,322.00(3)




      (1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $20,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $20,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

      (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended.

      (3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until we shall further file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The registrant hereby amends Item 16 to include the following amended exhibits:

 Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

3(a) Restated Certificate of Incorporation. Incorporated by reference from Exhibits to an Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 25, 2008.*

3(b) By-Laws. Incorporated by reference from Exhibits to an Annual Report on Form 10-K for the year ended April 30, 2008, filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 25, 2008.*

4(a)  Specimen certificate for shares of common stock.*

4(b)  Form of Indenture.*

4(c)  Form of Debt Security (included in Exhibit 4(b)).*

4(d)  Form of Warrant Agreement.***

4(e)  Form of Warrant.***

5.1   Opinion of Dillon, Bitar & Luther, L.L.C.**

23(a) Consent of J.H. Cohn LLP.*

23(b) Consent of Dillon, Bitar & Luther, L.L.C. (contained in Exhibit
5.1).**

24 Powers of Attorney (included on the signature pages to the original Registration Statement).*

25     Statement of Eligibility of Trustee for the Debt Securities.****
________________
* Previously filed.

** Amended Exhibit filed herewith.

*** To be filed, if necessary, on an exhibit to a post-effective amendment to this registration statement or as on exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

(b)     Financial Statement Schedules.

Not applicable.




                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Dataram Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Windsor, State of New Jersey, on the 22nd day of April, 2011.

                                                DATARAM CORPORATION


                                                By: /s/ MARK E. MADDOCKS
                                                   ________________________
                                                   Mark E. Maddocks
                                                   Vice President, Finance

Date:     April 22, 2011           *
                                  ------------------------------
                                  Roger C. Cady, Chairman of the
                                  Board of Directors

Date:     April 22, 2011           *
                                  ------------------------------
                                  John H. Freeman, President,
                                  Chief Executive Officer and
                                  Director

Date:     April 22, 2011           *
                                  ------------------------------
                                  Thomas A. Majewski, Director

Date:     April 22, 2011           *
                                   -----------------------------
                                   Rose Ann Giordano, Director


Date:     April 22, 2011           By: /s/ MARK E. MADDOCKS
                                   ------------------------------
                                   Mark E. Maddocks
                                   Vice President, Finance
                                   (Principal Financial & Accounting Officer)


* By:  /s/ MARK E. MADDOCKS
  Mark E. Maddocks
  Attorney in Fact